                                  EXHIBIT 11
                                  ----------

                          STATEMENT RE: COMPUTATION
                             OF PER SHARE EARNINGS

                                                                      Exhibit 11

                                SCANSOURCE, INC
            COMPUTATION OF HISTORICAL EARNINGS PER SHARE - PRIMARY


Income per share calculations:

                                             Fiscal year ended June 30,
                                            1994        1995        1996
                                         -----------  -----------  -----------

Net income                               $       352        1,511        1,858
Interest effect of assumed warrant
  and UPO exercise (1)                           30          140           21
                                         -----------  -----------  -----------

                                                 382        1,651        1,879

Weighted average number
  of common and common
  equivalent shares are as
  follows:

  Weighted average common
    shares outstanding                         1,194        2,153        3,088

  Shares issued from assumed
    exercise of options and
    warrants (2)                                 312        1,118          468
                                         -----------  -----------  -----------

Weighted average number
  of common and common
  equivalent shares
  outstanding                                  1,506        3,271        3,556
                                         ===========  ===========  ===========

Per share data:
  Net income                             $      0.25         0.50         0.53
                                         ===========  ===========  ===========

 (1) Amount represents the interest effect of the assumed exercise of warrants and UPO. Proceeds from assumed exercise of warrants and UPO were assumed to be used first to repurchase outstanding shares (limited to 20% of total shares outstanding) and the remainder to pay debt and be invested.

 (2) Shares issued from assumed exercise of options, warrants and UPO include the number of incremental shares which would result from applying the treasury stock method for options, warrants and UPO. (APB 15, paragraph 38 and Staff Accounting Bulletin No. 83)

                                SCANSOURCE, INC
         COMPUTATION OF HISTORICAL EARNINGS PER SHARE - FULLY DILUTED


Income per share calculations:

                                         Fiscal year ended June 30,
                                        1994      1995      1996
                                      ---------  ---------  ---------
Net income                            $     352      1,511      1,858
Interest effect of assumed warrant
  and UPO exercise (1)                      30        140         21
                                      ---------  ---------  ---------

                                            382      1,651      1,879

Weighted average number
  of common and common
  equivalent shares are as
  follows:

  Weighted average common
    shares outstanding                    1,194      2,153      3,088

  Shares issued from assumed
    exercise of options and
    warrants (2)                            469      1,118        472
                                      ---------  ---------  ---------

Weighted average number
  of common and common
  equivalent shares
  outstanding                             1,663      3,271      3,560
                                      =========  =========  =========

Per share data:
  Net income                          $    0.23       0.50       0.53
                                      =========  =========  =========

  (1) Amount represents the interest effect of the assumed exercise of warrants and UPO. Proceeds from assumed exercise of warrants and UPO were assumed to be used first to repurchase outstanding shares (limited to 20% of total shares outstanding) and the remainder to pay debt and be invested.

  (2) Shares issued from assumed exercise of options, warrants and UPO include the number of incremental shares which would result from applying the treasury stock method for options, warrants and UPO. (APB 15, paragraph 38 and Staff Accounting Bulletin No. 83)